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                                                                    EXHIBIT 10.2

                               KIBOGA / GREYSTONE
                            STOCK PURCHASE AGREEMENT

          On this date May 16, 2001 (the "Agreement Date") GreyStone Technology Inc. ("GTI"), a wholly owned subsidiary of GreyStone Digital Technology Inc. ("GSTN" or the "Lessee") agrees to lease from Kiboga Software Systems, Inc. ("Kiboga" or the "Lessor"), under the terms and conditions set forth below, the exclusive right to receive 80% (eighty percent) of all revenues generated by the Lessor (the "Kiboga Business").

TERM OF THE LEASE AGREEMENT

          The Lease Agreement shall commence on the Agreement Date and be in full force and effect until and including 5:00 PM CST April 30, 2100 (the "Termination Date"). The terms and conditions of this Lease Agreement may only be extended, abbreviated, or amended by written mutual agreement of the parties to this Lease Agreement.

LESSEE'S RIGHTS UNDER THE LEASE AGREEMENT

          The Lessee will have the right to use the Kiboga Software to conduct and manage the Kiboga Business for the purpose of deriving the commercial benefits and profit opportunities that an owner of the Kiboga Business can reasonably expect to enjoy from providing software applications to the needs of customers engaged in defense, law enforcement, and intelligence activities. The Lessee assumes the costs, expenses, and liabilities of financing, operating, and managing the Kiboga Business and has the right to receive 80% (eighty percent) of the revenues and any and all profits that it may earn from the operation of the Kiboga Business. The Lessor does not indemnify or guarantee the success of the Kiboga Business (either directly or indirectly) or the costs, liabilities, or risks of operating and managing the Kiboga Business in any way what so ever. The Lessee will only assume Lessor's obligations to pay royalty's and fees under existing agreements that the Lessor has disclosed to the Lessee as set forth in Exhibit A attached hereto.

KIBOGA BUSINESS SUBJECT TO THE LEASE

          The definition of "Kiboga Business" subject to the Lease Agreement shall mean all applications of and developed from the Kiboga Software source code that is used for the purposes of domestic, national, regional, state and international government and law enforcement authorities and agencies, police security and surveillance authorities, intelligence agencies and authorities, and any and all domestic, national, state, and international military agencies, departments and authorities. The applications of Kiboga software developed for commercial and business customers by Elagent is not part of the

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Kiboga Business. Kiboga Business subject to the lease also includes all other sources of revenues that Kiboga (the "Lessor") generates from its business activities including the revenues from any acquired entities.

LEASE PAYMENTS

          The Lessee agrees to make the following payments to the Lessor for the exclusive right to conduct and to benefit from the Kiboga Business.

     1. Thirty days after the Agreement Date the Lessee will make a cash payment of $700,000 to the Lessor its assignee.
     2. On the Agreement Date the Lessee will make a payment to the Lessor of 15,000,000 shares of common stock of the Lessee subject to standard anti-dilution provisions in favor of the Lessor.
     3. At the first day of the twenty-fifth month following the Agreement Date the Lessee will pay to the Lessor and additional number of shares of common stock of the Lessee based upon the earnings before interest, taxes, depreciation, amortization, and corporate overhead expenses (EBITDAOH) that the Kiboga Business earns as accounted for according to generally accepted accounting principles ("GAAP") and as determined and audited by a recognized independent certified public accounting firm. The number of shares issued shall be based upon the EBITDAOH earned from the Kiboga Business over the first twenty-four months following the Agreement Date as set forth on the schedule attached hereto as Exhibit B. Such additional shares shall be issued to the Lessor only if and when the EBITDAOH earned from the Kiboga Business over the first twenty-four months following the Agreement Date is not less than 50% of the Lessee's total EBITDAOH earned by the Lessee over the first twenty-four months following the Agreement Date.
     4. In the event that the Kiboga Revenues are less than $6,000,000 (six million dollars) for the first twelve months immediately following the Agreement Date the Lessor shall return 5,000,000 (five million) shares of common stock of the Lessee to the Lessee.

The parties witness their agreement to the provisions of the Agreement below subject to the approval by their respective boards of directors.

Kiboga Software Systems, Inc.                 GreyStone Digital Technology, Inc.


By: /s/ Gary R. Morris                        By: /s/ Richard A. Smith
    -------------------------                     ------------------------------
Gary R Morris, CEO                            Richard A. Smith, Chmn and CEO
Date: May 16, 2001                            Date: May 16, 2001

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                                    EXHIBIT A
                        LESSOR'S PRE-EXISTING OBLIGATIONS
                                TO BE ASSUMED BY
                                   THE LESSEE

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                                    EXHIBIT B

                          ADDITIONAL COMMON SHARES THAT
                           LESSEE WILL ISSUE TO LESSOR
                          BASED UPON 24 MONTHS OF GAAP
                            EARNINGS (EBITDAOH) FROM
                              THE KIBOGA BUSINESS**

             Shares to Issue to the   If Kiboga Business over First
             Lessor**                 24 Months is:
             ------------------------------------------------------
                            0                  $         0
                    1,000,000                  $ 8,572,727
                    2,000,000                  $10,072,727
                    3,000,000                  $11,572,727
                    4,000,000                  $13,072,727
                    5,000,000                  $14,572,727
                    6,000,000                  $16,072,727
                    7,000,000                  $17,572,727
                    8,000,000                  $19,072,727
                    9,000,000                  $20,572,727
                   10,000,000                  $22,072,727
                   11,000,000                  $23,572,727
                   12,000,000                  $25,072,727
                   13,000,000                  $26,572,727
                   14,000,000                  $28,072,727
                   15,000,000                  $29,572,727

** These number of additional shares are only issued if and when the EBITDAOH earned from the Kiboga Business over the first 24 months after the Agreement Date is not less than 50% of all EBITDAOH earned by the entire business of the Lessee.